UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Disclosure of Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition and Item 7.01, Regulation FD Disclosure.

On May 10, 2012, PSS World Medical, Inc. (the “Company”) issued a press release announcing the Company’s intention to provide an online Web simulcast of the Company’s Investor Day meeting on Thursday, May 24, 2012, from 8:00 a.m. to 10:00 a.m., Eastern Time. Attached as Exhibit 99.1 to this report are copies of the written materials (“materials”) that will be displayed during the simulcast. The materials include certain pro forma information related to results of operations for the fiscal years ended March 30, 2012 and April 1, 2011. These materials are incorporated herein by reference.

The materials contain financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures within the “Appendix” section of the materials.

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Materials for online Web simulcast of the Company’s Investor Day meeting on Thursday, May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012

PSS WORLD MEDICAL, INC.

By:	/s/ David M. Bronson
	Name:	David M. Bronson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Materials for online Web simulcast of the Company’s Investor Day meeting on Thursday, May 24, 2012.